GLOBAL GOLD CORPORATION

                             STOCK OPTION AGREEMENT

                          (NON-QUALIFIED STOCK OPTION)

      THIS AGREEMENT made as of this 19th day of July, 1996 between GLOBAL GOLD CORPORATION, a Delaware corporation, with offices at 438 West 37th Street, Suite 5G, New York, New York 10018 (the "Company") and Drury J. Gallagher, residing at 107 Eakins Road, Manhasset, New York 11030 (the "Holder").

      The Company has adopted the 1995 Stock Option Plan (the "Plan"). The Plan, as it may hereafter be amended and continued, is incorporated herein by reference and made part of this Agreement.

      The Committee, which is charged with the administration of the Plan pursuant to Section 3 thereof, has determined that it would be to the advantage and interest of the Company to grant the option provided for herein to the Holder as an inducement to remain in the service of the Company or one of its subsidiaries, and as an incentive for increased efforts during such service.

      NOW, THEREFORE, the parties agree as follows:

      1. Pursuant to the Plan, the Company with the approval of the Committee, hereby grants to the Holder as of the date hereof an option to purchase all or any part of 250,000 shares of Common Stock of the Company (the "Option") at a price per share of $1.00, and upon the terms and conditions set forth herein.

      2. The Option shall continue in force through July 18, 1999 (the "Expiration Date"), unless sooner terminated as provided herein and in the Plan. Subject to the provisions of the Plan, and except as otherwise provided in
Section 2(c) hereof, the Option shall become fully exercisable on the date of the grant of the Option.

            (a) Except as provided hereinbelow, the Option may not be exercised unless the Holder is then an employee (including any officer who is an employee), consultant, employee of a consultant, advisor, agent or independent representative of the Company or any subsidiary of the Company or any combination thereof and unless the Holder has remained in the continuous employ or service thereof from the date of this grant.

            (b) The Option is designated as a non-qualified stock option pursuant to the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder.

            (c) Notwithstanding anything contained in this Agreement to the contrary:

                  (i) after the exercise of the Option, no sale or transfer of the shares purchased thereunder may be effected without an effective registration statement


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            or an opinion of counsel for the Company that such registration is not required under the Securities Act of 1933, as amended, and any applicable state securities law; and

                  (ii) (A) if, during the term of his Agreement, there shall occur a Change of Control of the Company (as defined in Section 2(c)(iv)(B), the Holder may, at such time, in the exercise of the Holder's sole discretion, surrender the Option for cash equal to the excess of the fair market value of the Common Stock of the Company that he would have received upon the exercise of the previously unexercised shares of Common Stock of the Company subject to the Option over the exercise price thereof; and

                        (B) for purposes hereof, the term "Change of Control"
            shall mean an event or series of events that would be required to be described as a change in control of the Corporation in a proxy or information statement distributed by the Corporation pursuant to
            Section 14 of the Securities Exchange Act of 1934 in response to
            Item 6(e) of Schedule 14A promulgated thereunder, or any substitute provision which may hereafter be promulgated thereunder or otherwise adopted. The determination of whether and when a Change in Control has occurred or is about to occur shall be made by the Board of Directors of the Company in office immediately prior to the occurrence of the event or series of events constituting such change in control.

      3. In the event that the employment or service of the Holder shall be terminated prior to the Expiration Date (otherwise than by reason of death or disability), the Option may, subject to the provisions of the Plan, be exercised (to the extent that the Holder was entitled to do so at the termination of his employment or service) at any time within three months after such termination, but not after the Expiration Date, provided, however, that if such termination shall have been for cause or voluntarily by the Holder and without the consent of the Company or any subsidiary corporation thereof, the Option and all rights of the Holder hereunder, to the extent not theretofore exercised, shall forthwith terminate immediately upon such termination. Nothing in this Agreement shall confer upon the Holder any right to continue in the employ or service of the Company or any consultant of the Company or affect the right of the Company or any subsidiary to terminate his employment or service at any time.

      4. If the Holder shall (a) die while he is employed by or serving the Company or a corporation which is a subsidiary thereof or within three months after the termination of such employment (other than termination for cause, or voluntarily on his part and without the consent of the Company or subsidiary corporation thereof) or (b) become permanently and totally disabled within the meaning of Section 22 (e)(3) of the Code while employed by or serving the Company or such subsidiary, then, notwithstanding anything contained in this Agreement to the contrary, such Option shall become fully exercisable upon the occurrence of any such event, and the Option may be exercised as set forth herein by the Holder or by the person or persons to


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

whom the Holder's rights under the Option pass by will or applicable law, or if no such person has such right, by his executors or administrators, at any time within one year after the date of death of the original Holder, or one year after the date of permanent or total disability, but in either case, not later than the Expiration Date.

      5. (a) The Holder may exercise the Option with respect to all or any part of the shares then purchasable hereunder by giving the Company written notice of such exercise in the form annexed as Exhibit A, as provided in Section 9 hereof. Such notice shall specify the number of shares as to which the Option is being exercised and shall be accompanied by payment in full in cash of an amount equal to the exercise price of such shares multiplied by the number of shares as to which the Option is being exercised; provided that, if permitted by the Board of Directors of the Company, the purchase price may be paid, in whole or in part, by surrender or delivery to the Company of securities of the Company having a fair market value on the date of the exercise equal to the portion of the purchase price being so paid, and in such event, the fair market value shall be determined pursuant to Section 5 of the Plan.

            (b) Prior to or concurrently with delivery by the Company to the Holder of a certificate representing such shares, the Holder shall, upon notification of the amount due, pay promptly any amount necessary to satisfy applicable Federal, state or local income tax requirements. In the event such amount is not paid promptly, the Company shall have the right to apply from the purchase price paid any taxes required by law to be withheld by the Company with respect to such payment and the number of shares to be issued by the Company will be reduced accordingly.

      6. Notwithstanding any other provision of the Plan, in the event of a change in the outstanding Common Stock of the Company by reason of a stock dividend, split-up, split-down, reverse split, recapitalization, merger, consolidation, combination or exchange of shares, spin-off, reorganization, liquidation or the like, then the aggregate number of shares and price per share subject to the Option shall be appropriately adjusted by the Board of Directors of the Company, whose determination shall be conclusive.

      7. No options granted hereunder shall be transferable other than by will or by the laws of descent and distribution. Options may be exercised, during the lifetime of the Holder, only by the Holder, or by his guardian or legal representative. In the event of any attempt by the Holder to transfer, assign, pledge, hypothecate or otherwise dispose of the Option or of any right hereunder, except as provided for herein, or in the event of the levy or any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Option by notice to the Holder, and it shall thereupon become null and void.

      8. Neither the Holder nor, in the event of his death, any person entitled to exercise his rights, shall have any of the rights of a stockholder with respect to the shares subject to the Option until share certificates have been issued and registered in the name of the Holder or his estate, as the case may be.


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

      9. All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as duly given on (a) the date of delivery, if delivered in person, by nationally recognized overnight delivery service or by facsimile or (b) three days after mailing if mailed from within the continental United States by registered or certified mail, return receipt requested, to the party entitled to receive the same, if to the Company, Global Gold Corporation, 438 West 37th Street, Suite 5G, New York, New York 10036, facsimile number (212) 967-3018, with a copy to Law Offices of Stephen R. Field, 750 Lexington Avenue, New York, New York 10022, facsimile number (212) 980-4525, and if to the Holder, c/o Global Gold Corporation, 438 West 37th Street, Suite 5G, New York, New York 10036, facsimile number (212) 967-3018. Any party may change its or his address by giving notice to the other party stating its or his new address. Commencing on the 10th day after the giving of such notice, such newly designated address shall be such party's address for the purpose of all notices or other communications required or permitted to be given pursuant to this Agreement.

      10. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The parties agree that any action to enforce this Agreement shall be brought solely in any Federal or state court of competent jurisdiction in the State of New York in the City of New York, and each party hereby consents to personal jurisdiction in any action and waives any right to contest to such jurisdiction on the grounds of forum non-conveniens, but such consent shall not constitute a general appearance or be available to any other person who is not a party to this Agreement. Each party agrees that service of process upon it or him may be made in any manner permitted by the laws of the State of New York and hereby agrees that service will be deemed sufficient over it or him if service is made by registered or certified mail to the address set forth herein for the Holder and the Company.

      11. In the event that any question or controversy shall arise with respect to the nature, scope or extent of any one or more rights conferred by this Agreement, the determination by the Committee (as constituted at the time of such determination) of the rights of the Holder shall be conclusive, final and binding upon the Holder and upon any other person who shall assert any right pursuant to this Agreement.

                              GLOBAL GOLD CORPORATION


                              By: /s/ Drury J. Gallagher
                                  -----------------------------
                                  Drury J. Gallagher, President

ACCEPTED AND AGREED:


/s/ Drury J. Gallagher
-----------------------
    Drury J. Gallagher


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

                                                            EXHIBIT A

                           FORM OF NOTICE OF EXERCISE

TO: GLOBAL GOLD CORPORATION
    438 West 37th Street, Suite 5G
    New York, New York  10036

      The undersigned hereby exercises his option to purchase _______ shares of Common Stock of Global Gold Corporation (the "Company"), as provided in the Stock Option Agreement dated as of July 19, 1996 at $1.00 per share or a total of $ __________, and makes payment therefor as follows:

            (a) To the extent of $________ of the purchase price, the undersigned hereby surrenders to the Company certificates for shares of its Common Stock, which, valued at $_______ per share, the fair market value thereof, equals such portion of the purchase price.

            (b) To the extent of the balance of the purchase price, the undersigned has enclosed a certified or bank check payable to the order of the Company for $__________. A stock certificate or certificate for the shares shall be delivered in person or mailed to the undersigned at the address shown below.

      The undersigned hereby represents and warrants that it is his present intention to acquire and hold the aforesaid shares of Common Stock of the Company for his own account for investment, and not with a view to the distribution of any thereof, and agrees that he will make no sale thereof except in compliance with the applicable provisions of the Securities Act of 1933, as amended.


                                   _____________________________________
                                        Signature


                                   _____________________________________
                                        Print Name


                                   _____________________________________
                                        Street Address


                                   _____________________________________
                                        City, State and Zip Code

Dated:



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

           AMENDMENT TO GLOBAL GOLD CORPORATION STOCK OPTION AGREEMENT

                             (NON-QUALIFIED OPTION)

            THIS AMENDMENT dated as of November 4, 1996 between Global Gold Corporation, a Delaware corporation (the "Company") and Drury J. Gallagher (the "Holder").

                               W I T N E S S E T H:

            WHEREAS, the Company granted to the Holder a non-qualified option to purchase 250,000 shares of the Company's common stock at an exercise price of $1.00 per share by an agreement dated as of July 19, 1996 (the "Option Agreement");

            WHEREAS, the Company desires to amend the Option Agreement;

            NOW, THEREFORE, the parties agree as follows:

            1. Section 1 of the Option Agreement is hereby amended by substituting the exercise price of "$0.50 per share" in lieu of the exercise price of "$1.00 per share" now appearing therein.

            2. Except as otherwise set forth herein, all of the other terms and conditions of the Option Agreement shall remain in full force and effect.

            IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                       Global Gold Corporation


                                       By: /s/ Drury J. Gallagher
                                           -----------------------------
                                           Drury J. Gallagher, President


                                           /s/ Drury J. Gallagher
                                           -----------------------------
                                           Drury J. Gallagher, President